September 25, 2001

Caterpillar Financial Services Limited
700 Dorval Drive, Suite 705
Oakville, Ontario
L6K 3V3

- and -

Caterpillar Financial Services Corporation
2120 West End Avenue
P.O. Box 340001
Nashville, Tennessee
37203-0001

DEALER AGREEMENT

We understand that Caterpillar Financial Services Limited (the "Corporation") proposes to issue and sell from time to time in all of the provinces of Canada (collectively, the "Selling Jurisdictions") and, if permitted by the Corporation, in the United States in the manner contemplated by Section 16, up to Cdn. $750,000,000 (or the equivalent thereof in any other currency) aggregate principal amount of unsecured medium term notes (the "Notes") with maturities of not less than one year, unconditionally guaranteed as to principal, premium, if any, and interest (the "Guarantee") by Caterpillar Financial Services Corporation (the "Guarantor"), all as described in the English and French language versions of the short form prospectus of the Corporation dated July 17, 2001, as amended or further supplemented from time to time.

Subject to the terms and conditions contained in this Agreement, the Corporation hereby appoints, severally, RBC Dominion Securities Inc. and TD Securities Inc. and such other investment dealer or dealers as the Corporation may from time to time appoint as hereinafter provided (collectively, the "Dealers") as its agents to solicit, from time to time, offers to purchase Notes, such solicitations to be made directly or through other investment dealers approved by the Corporation (together with the Dealers, referred to herein as the "Selling Firms") in the Selling Jurisdictions only, and the Dealers hereby severally accept the appointment. The Corporation may appoint additional Dealers hereunder by delivering to the then existing Dealers a copy of this Agreement signed by such additional Dealers and a copy of a Prospectus Amendment (as such terms are defined below) signed by the additional Dealers (or a letter agreement addressed to each party hereto agreeing to be bound by the provisions of this Agreement), whereupon each additional Dealer shall become one of the Dealers hereunder. If a Dealer that is at the time of any such appointment a party to this Agreement does not agree with the appointment of such additional Dealer or Dealers, such Dealer shall be entitled to terminate its rights and obligations under this Agreement upon prior written notice to the Corporation and the other Dealer(s) and in compliance with the terms and conditions of this Agreement. The Corporation may, from time to time, terminate its relationship with any Dealer in accordance with the provisions of this Agreement. Offers to purchase Notes solicited by any Dealer will be subject to acceptance by the Corporation and to the requirements of applicable Securities Laws (as such term is defined below) and other applicable laws.

A Dealer, either alone or severally and not jointly with one or more of the other Dealers, may from time to time purchase as principal for resale to the public at prices to be negotiated with each purchaser, in the Selling Jurisdictions only, Notes from the Corporation at such prices and commissions, if any, as may from time to time be agreed upon between the Corporation and such Dealer or Dealers. Each sale of Notes to a Dealer as principal shall be made in accordance with the terms contained herein and pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Dealer. Each such separate agreement (which may be an oral agreement and confirmed in writing as described below between the applicable Dealer and the Corporation) is herein referred to as a "Terms Agreement". Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any applicable Terms Agreements between the Corporation and the applicable Dealer. Each such Terms Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as is specified in Schedule B hereto. A Dealer's commitment to purchase Notes as principal pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Corporation herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by the applicable Dealer pursuant thereto, the price to be paid to the Corporation for such Notes, the time and place of delivery of and payment for such Notes and such other provisions (including further terms of the Notes) as may be mutually agreed upon.

The Corporation may, without the consent of the Dealers, also offer Notes directly to the public at prices and upon terms agreed to between the Corporation and the purchaser of the Notes, provided that the Corporation may not so offer Notes: (a) on a date the Corporation requests Dealers to solicit offers to purchase Notes; or (b) commencing on the date on which a Dealer, either alone or together with one or more of the other Dealers, has agreed to purchase Notes as principal for resale, and ending on a date to be jointly agreed upon by the Dealers and the Corporation at the time of such purchase by the Dealers. No commission shall be payable to the Dealers for the sales made directly by the Corporation.

For each Note sold under this Agreement by one or more of the Dealers, the Corporation will pay to such Dealer, or to such Dealers collectively, acting either as agent or agents of the Corporation or as underwriter:

    a commission as determined in accordance with Schedule A; or

    such other commission as the Corporation and such Dealer or Dealers may collectively determine from time to time.

Without the prior approval of the Corporation, the Dealers may not re-allow any part of the commission payable hereunder to agents or purchasers in connection with the offer and sale of any Notes through such Dealer or agent. The commission in respect of any particular Note will be payable in the same currency as the principal of such Note.

  Definitions

  In this Agreement:

  "affiliate" means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Corporation or the Guarantor, as the case may be; "control" means, for the purpose of this definition, the beneficial ownership, directly or indirectly, of more than 50% of the votes attached to all outstanding voting shares of a corporation;

  "Agreement" means this agreement, as amended or supplemented from time to time;

  "Business Day" means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in the relevant place;

  "Closing Date" has the meaning attributed thereto in Section 9;

  "Corporation" has the meaning attributed thereto in the first paragraph of this Agreement;

  "Corporation's Counsel" means Blake, Cassels & Graydon LLP or such other legal counsel retained by the Corporation;

  "Dealers" has the meaning attributed thereto in the second paragraph of this Agreement;

  "Dealers' Counsel" means Osler, Hoskin & Harcourt LLP or such other legal counsel retained by the Dealers and acceptable to the Corporation, acting reasonably;

  "Distribution" and "Distribution to the Public" have the meanings attributed thereto under applicable Securities Laws;

  "Financial Information" has the meaning attributed thereto in Subsection 6(a)(vi);

  "Financial Statements" means, collectively, the audited comparative financial statements of the Corporation and the audited comparative consolidated financial statements of the Guarantor and the notes thereto for the financial year ended December 31, 2000, together with the auditors' reports thereon, which financial statements for the Guarantor are contained in the 2000 annual report of the Guarantor;

  "herein", "hereto", "hereof", "hereunder", "hereby" and similar terms mean and refer to this Agreement and not, unless a particular provision is expressly stipulated, to any particular provision;

  "Indenture" means the trust indenture to be entered into between the Corporation, the Guarantor and The Canada Trust Company as trustee, as may be amended or supplemented from time to time, providing for the issue of the Notes;

  "material" or "materially" (i) when used in relation to the Corporation, means material in relation to the Corporation and its subsidiaries, if any, taken as a whole, as determined by the Corporation, acting reasonably; (ii) when used in relation to the Guarantor, means material in relation to the Guarantor and its subsidiaries taken as a whole, as determined by the Guarantor, acting reasonably; and (iii) when used in relation to a Dealer means material in relation to such Dealer and its respective subsidiaries, if any, taken as a whole, as determined by such Dealer, acting reasonably;

  "material change", "material fact" and "misrepresentation" have the meanings attributed thereto under applicable Securities Laws;

  "misrepresentation" has the meaning attributed thereto in the Securities Act (Ontario);

  "Notes" has the meaning attributed thereto in the first paragraph of the Agreement;

  "No Trade Period" has the meaning attributed thereto in Section 5;

  "parties" herein shall mean the parties to this Agreement, unless otherwise stated or the context otherwise requires;

  "Person" means any natural person, corporation, firm, partnership, joint venture or other incorporated association, trust, government or governmental authority, and pronouns have a similarly extended meaning;

  "Preliminary Prospectus" means the preliminary short form prospectus of the Corporation dated June 18, 2001, in both the English and French languages, including the documents or information incorporated or deemed to be incorporated therein by reference;

  "Pricing Supplement" means a pricing supplement in either or both the English and French languages incorporated by reference into the Prospectus for purposes of a Distribution of the Notes, as contemplated by the Rule;

  "Prospectus" means the final short form prospectus of the Corporation dated July 17, 2001, in both the English and French languages, including the documents or information incorporated or deemed to be incorporated therein by reference;

  "Prospectus Amendment" means an amendment or supplement to the Prospectus, in both the English and French languages, other than a Pricing Supplement;

  "Public Record" means all information filed with the Securities Commissions, including, without limitation, the Prospectus and any other information filed with any securities regulatory authority in compliance with, or intended compliance with, any Securities Laws;

  "Rule" means National Instrument No. 44-102 ("NI 44-102") and the policies of the Commission des valeurs mobilières du Québec and includes any instrument and/or companion policy of the Canadian Securities Administrators or any of them which replace NI 44-102;

  "Section", "Subsection" and "Schedule" followed by the letter, number or character or combination thereof mean and refer to the specified section or subsection of, or schedule to, this Agreement;

  "Securities Commissions" means the securities commission or the securities regulatory authority in each of the Selling Jurisdictions;

  "Securities Laws" means the securities acts or similar statutes of the Selling Jurisdictions and all applicable regulations, rules, policy statements, notices and blanket orders or rulings thereunder and includes the Mutual Reliance Review System Decision Document dated June 8, 2001 providing for the waiver of certain Securities Laws requirements for each of the Corporation and the Guarantor;

  "Selling Firms" has the meaning attributed thereto in the second paragraph of the Agreement;

  "Selling Jurisdictions" has the meaning ascribed thereto in the first paragraph of the Agreement;

  "Shelf Procedure" means the rules and procedures established pursuant to the Rule;

  "United States" means the United States of America (including any State and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction;

  "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

  "U.S. Securities Act" means the United States Securities Act of 1933, as amended; and

  "U.S. Securities Laws" means all of the applicable federal securities laws and regulations of the United States including, without limitation, the U.S. Securities Act and U.S. Exchange Act.

  Terms of Notes

  The Notes will be issued pursuant to the provisions of the Indenture, and shall, in all material respects, have the attributes and characteristics described in the Prospectus, as amended or supplemented from time to time. Subject to the foregoing, all terms and conditions of each Note issued by the Corporation from time to time will be determined by the Corporation in its sole discretion (after consultation with the Dealers on a basis consistent with the operating procedures set forth in Schedule B). These terms and conditions shall include, without limiting the generality of the foregoing, the aggregate principal amount of the Notes being offered, the currency or currencies, the denominations, the issue and delivery date, the maturity date (not less than one year from the date of original issue), the interest rate (either fixed or floating and, if floating, the manner of calculation thereof), the issue price, the interest payment date(s), any redemption or repayment provisions, the entitlement of the holder to exchange or convert the Note into other debt instruments of the Corporation or to extend the maturity date of the Notes, if any, and whether the Notes are issued or payable on an instalment basis.

  Filing of Prospectus Documents

    The Corporation and the Guarantor shall as soon as possible fulfil, and shall continue to fulfil for so long as this Agreement is in effect, all Securities Laws requirements to be fulfilled by the Corporation and the Guarantor (including without limitation, from time to time, any filings, proceedings and legal requirements set forth in the Rule) to enable the Notes to be continuously offered for sale and sold to the public in each of the Selling Jurisdictions under the Rule in compliance with applicable Securities Laws by or through Selling Firms who comply with and are duly registered under, applicable Securities Laws.

    To the extent that any filing (including, without limitation, the filing of a Prospectus Amendment) results in the Dealers assuming additional liability, the Corporation shall consult with the Dealers as to such filings it proposes to effect, provided that there shall be no obligation of the Corporation or the Guarantor to consult with the Dealers in respect of documents filed as part of their respective continuous disclosure obligations.

  Distribution of the Notes

  The Dealers shall, on such dates as the Corporation has notified the Dealers in accordance with the operating procedures set forth in Schedule B that it requires funds, use their reasonable best efforts to solicit offers to purchase Notes from, and sell Notes to, members of the public in the Selling Jurisdictions, directly and through other Selling Firms, only as permitted by and in compliance with the applicable Securities Laws, upon the terms and conditions set forth in this Agreement and in the Prospectus, as amended and supplemented from time to time. The Dealers shall not solicit offers to purchase or sell Notes outside of Canada except that if requested by the Corporation, the Dealers may solicit offers in the United States in accordance with Schedule C. For purposes of this Section 4, the Dealers shall be entitled to assume that the Notes are qualified for Distribution in all of the Selling Jurisdictions. The Corporation has delivered or shall deliver to the Dealers copies of all receipts, if any, received from time to time from the Securities Commissions for the Prospectus or any Pricing Supplement or Prospectus Amendment as soon as practicable once they are available. The Corporation may, in its absolute discretion, reject any proposed purchase of Notes from the Corporation in whole or in part and each Dealer may, in its discretion, exercised reasonably, reject any offer to purchase Notes received by it. The Dealers shall notify the Corporation immediately upon any offering of Notes in the Province of Quebec. The Dealers shall, as soon as practicable and in any event not later than the second Business Day in Toronto, Ontario of the month following a month in which the Dealers have distributed Notes, provide the Corporation with a comprehensive breakdown of the Notes distributed by the Dealers collectively, both through agency sales and principal sales (separately enumerated), in each of the Selling Jurisdictions where a breakdown is required for the purpose of calculating fees payable by the Corporation to the Securities Commissions.

  No Trade Period

  During each period of a Distribution or Distribution to the Public of Notes under the Prospectus, as amended or supplemented from time to time, the Corporation shall not, during the time period (the "No Trade Period") in which the Corporation or the Guarantor believes, in its reasonable judgment, that any change described below (which has not been announced or is the subject of the filing of a confidential material change report) is sufficiently imminent and probable that a reasonably prudent reporting issuer would not trade in its own securities, continue the Distribution, or the Distribution to the Public, as the case may be, of Notes until the No Trade Period ends either through a change in circumstances or through a public announcement of such change or otherwise:

    any material change (actual, anticipated, contemplated or threatened), financial or otherwise, in the business, affairs, operations, assets, liabilities (absolute, accrued, contingent or otherwise), obligations, capital or ownership of the Corporation or the Guarantor;

    any material change in a statement contained or incorporated by reference in the Prospectus as amended or supplemented immediately prior to such change (other than changes relating solely to one or more Dealers); or

    any fact which has arisen which would have been required to have been stated in the Prospectus had the fact arisen on or prior to the date of a Pricing Supplement (other than facts relating solely to one or more Dealers);

    which change or fact in any case is, or may be, of such nature as:

    to render the Prospectus, as amended or supplemented immediately prior to such change or fact, misleading or untrue in any material respect;

    would result in the Prospectus, as amended or supplemented immediately prior to such change or fact, containing a misrepresentation;

    would result in the Prospectus, as amended or supplemented immediately prior to such change or fact, not complying with the applicable Securities Laws of any Selling Jurisdiction; or

    would reasonably be expected to have a significant effect on the market price or value of the Notes.

  The Corporation and the Guarantor (in respect of its obligations under the Mutual Reliance Review System Decision Document dated June 8, 2001 only) shall promptly comply with all applicable filing and other requirements under the Securities Laws in the Selling Jurisdictions arising as a result of such change or fact and shall give immediate notice (prior to the filing of any such document) to each Dealer to cease solicitations of offers to purchase the Notes in its capacity as Dealer and to cease sales of any Notes a Dealer may then own as principal pursuant to a Terms Agreement, but need not submit any document required to be filed, other than the Prospectus or Prospectus Amendment, to the Dealers or the Dealers' Counsel for their review and comment. In addition, if during the period of the Distribution or Distribution to the Public of Notes under the Prospectus, as amended or supplemented from time to time, there is any change in any applicable Securities Laws which results in a requirement to file a Prospectus Amendment, then the Corporation and the Guarantor shall make such filing as soon as reasonably possible. For greater certainty, the filing requirements contained herein shall not apply during any period in which the Dealers are not actively distributing Notes or in which the Dealers are not holding any Notes as principal and further provided that nothing herein contained shall obligate the Guarantor to make any such filing prior to the time such filing would be made pursuant to U.S. Securities Laws.

  Delivery of Documents

    The Corporation and/or the Guarantor, as the case may be, shall cause to be delivered to the Dealers:

      on the date of this Agreement, the Preliminary Prospectus and the Prospectus in the English and French languages as filed with the Securities Commissions signed as required by the Securities Laws and acceptable in form and substance to the Dealers' Counsel, acting reasonably;

      on the date of this Agreement, all documents, in the English and French languages, incorporated or containing information incorporated by reference into the Preliminary Prospectus or the Prospectus and not previously delivered to the Dealers;

      on the date of this Agreement, confirmations (oral or in writing) from Dominion Bond Rating Service Ltd. ("DBRS") and Standard & Poors, a division of McGraw Hill Companies ("S&P") or any successor thereof of the ratings on the Notes of at least A (high) and A+, respectively, or the equivalent and subsequently from time to time upon the reasonable request of a Dealer in connection with any contemplated Distribution;

      as soon as they are available, copies of such continuous disclosure documents or information as may have been or as may be incorporated by reference, at the appropriate time or times, under the heading "Documents Incorporated by Reference" in the Prospectus;

      as soon as they are available, copies of any Prospectus Amendment and any Pricing Supplement as contemplated by the Rule, signed as required by applicable Securities Laws and acceptable in form and substance to the Dealers, acting reasonably, including copies of any document or information incorporated by reference therein and not previously delivered hereunder and, where applicable, receipts from the applicable Securities Commissions or other securities regulatory authorities in respect of the filing thereof;

      at the time the French language version of the Prospectus or any Prospectus Amendment is delivered (or as soon as practicable thereafter) to the Dealers pursuant to this Section 6, or at the time the French language version of a form of Pricing Supplement is first delivered (or as soon as practicable thereafter) to the Dealers pursuant to this Section 6, an opinion of the Corporation's and the Guarantor's Quebec counsel, dated the date of such Prospectus, Prospectus Amendment or Pricing Supplement, as the case may be, to the effect that, except for any selected financial information, management's discussion and analysis of financial condition and results of operations, financial statements and analysis of financial condition and results of operations, financial statements and supplementary data, notes to financial statements and auditors' reports (collectively, "Financial Information") contained in or incorporated by reference therein, each of such Prospectus, Prospectus Amendment or Pricing Supplement, as the case may be, and the information incorporated by reference therein, in the French language is in all material respects a complete and proper translation of the English language versions thereof, and that the French and English versions are not susceptible of any materially different interpretations with respect to any material matter contained therein and an opinion of the Corporation's and the Guarantor's auditors at the same time or times and substantially to the same effect, in respect of the Financial Information;

      at the time of delivery to the Dealers, pursuant to this Section 6, of the Prospectus or any Prospectus Amendment containing updated earnings coverage ratios for the Corporation and the Guarantor, at the time of the filing of the Corporation's selected interim or annual financial information or the Guarantor's interim and annual financial statements if the statements contain updated earnings coverage ratios of the Corporation or the Guarantor or in any other case where there is the release of material financial information and the Dealers so reasonably request, a comfort letter from the Corporation's auditors and/or the Guarantor's auditors, as the case may be, dated the date of the Prospectus or the Prospectus Amendment or the date of filing of such financial statements or the date of the release of material financial information, as the case may be, and acceptable in form and substance to the Dealers, acting reasonably, with respect to certain financial and accounting information relating to the Corporation and/or the Guarantor, as the case may be, contained or incorporated by reference in such Prospectus or Prospectus Amendment or financial statements or release of material financial information, provided that such comfort letter need not be delivered during any No Trade Period or if the Corporation does not reasonably expect to effect any Distribution prior to the time that another comfort letter would be required to be distributed pursuant to this paragraph 6(a)(vii) and provided further that such comfort letter shall be delivered to the Dealers as soon as practicable following the end of the No Trade Period or, if the Corporation decides to effect a Distribution of the Notes, prior to such Distribution. The comfort letter shall be based on a review by the auditors having a cut-off date not more than two Business Days prior to the date of the comfort letter (which cut-off date with respect to updated interest coverage shall be as at the date of the Corporation and the Guarantor's last quarter) and shall be in addition to any comfort letters which must be filed with securities regulatory authorities pursuant to applicable Securities Laws; and

      as soon as practicable after a receipt therefor has been issued, in the case of the Prospectus or a Prospectus Amendment and, in the case of a Pricing Supplement, one Business Day after the date thereof, that number of copies of the Prospectus, any Prospectus Amendment and any Pricing Supplement, including copies of any documents or information incorporated by reference therein, in both the English and French languages as required, as the Dealers may reasonably require, without charge, in those cities in the Selling Jurisdictions that the Dealers may reasonably request.

    The Corporation's and/or the Guarantor's delivery to the Dealers of the documents referred to in Subsection 6(a) other than pursuant to 6(a)(iii), (vi) and (vii) and Subsection 6(c) shall constitute a joint and several representation and warranty by the Corporation and the Guarantor to the Dealers that:

      each such document at the time of its filing materially complied with the provisions of applicable Securities Laws;

      all the information and statements contained therein (except any information relating solely to the Dealers) were, at the respective dates thereof, true and correct and contained no misrepresentation; and

      the documents required to be incorporated by reference in the French version of the Prospectus, any Prospectus Amendment or a Pricing Supplement are in all material respects a complete and proper translation of English versions thereof and the said versions are not susceptible of any materially different interpretations with respect to any material matter contained therein.

    Such delivery (in the absence of notification to cease Distribution or Distribution to the Public of the Notes by the Corporation as contemplated by Section 5) shall constitute the Corporation's and the Guarantor's consent to the use by the Selling Firms of such documents in connection with the Distribution and the Distribution to the Public of Notes in compliance with the provisions of this Agreement; and

    Without limiting the generality of the foregoing and in order to assist the Dealers in their monitoring, on an ongoing basis, of the affairs of the Corporation and the Guarantor, the Corporation and the Guarantor shall, as soon as practicable during the term of this Agreement, provide the Dealers and the Dealers' Counsel with copies of all documents, other than press releases, prepared in accordance with the continuous disclosure requirements of applicable Securities Laws or U.S. Securities Laws and filed during the term of this Agreement with any Securities Commission or other securities authority or any stock exchange in Canada or the United States.

  Representations, Warranties and Covenants

    The Corporation's delivery to a Dealer of a Pricing Supplement shall constitute a joint and several representation and warranty by the Corporation and the Guarantor to such Dealer that:

      each Note to which the applicable Pricing Supplement relates will at its date of issue be duly and validly issued pursuant to the Indenture and such Note and the Indenture will each constitute a legal, valid and binding obligation of the Corporation (and the Guarantor in respect of the Guarantee) enforceable against the Corporation (and the Guarantor in respect of the Guarantee) in accordance with its terms, subject to bankruptcy, insolvency, creditor arrangement laws, the Currency Act (Canada) if applicable and other laws affecting creditors' rights generally and by general principles of equity, including equitable relief;

      the Prospectus and each Prospectus Amendment complies with the provisions of applicable Securities Laws (excluding any information relating solely to the Dealers);

      the Indenture is a legal, valid and binding obligation of each of the Corporation and the Guarantor, enforceable against each of the Corporation and the Guarantor in accordance with its terms, subject to bankruptcy, insolvency, creditor arrangement laws, the Currency Act (Canada) if applicable and other laws affecting creditors' rights generally and by general principles of equity except as to indemnity, contribution and waiver;

      the Prospectus, as amended or supplemented (excluding any information contained therein relating to one or more of the Dealers and not the Corporation), constitutes full, true and plain disclosure of all material facts relating to the Corporation, the Guarantor and the Notes;

      the Prospectus, as amended or supplemented (excluding any information relating solely to the Dealers) does not contain a misrepresentation; and

      the issuance of each Note to which the Pricing Supplement relates will not result in a breach of, a default under or the creation of any lien on the Guarantor's, any of its subsidiaries' or the Corporation's properties under any agreement or instrument to which the Guarantor, any of its subsidiaries or the Corporation is a party or by which any of the Guarantor's, any of its subsidiaries' or the Corporation's property or assets are bound or affected, which breach, default or lien would have a material adverse effect on the Guarantor, together with its subsidiaries or the Corporation, as the case may be.

    The Corporation and the Guarantor jointly and severally represent and warrant to the Dealers that as of the date hereof:

      the Corporation is eligible to make use of the Shelf Procedures;

      the Corporation has fulfilled or will fulfil all requirements to be fulfilled by it, including, without limitation, the filing of the Preliminary Prospectus, the Prospectus and all continuous disclosure materials required to be filed pursuant to applicable Securities Laws to enable the Notes to be offered for sale and sold to the public in the Selling Jurisdictions through registrants who have complied with and are registered pursuant to the relevant provisions of the Securities Laws;

      the Prospectus was prepared and will be filed in each of the Selling Jurisdictions in compliance with the Securities Laws, including the Shelf Procedures, and receipts for the Prospectus will be issued by or on behalf of the Securities Commissions prior to the filing of the first Pricing Supplement;

      the Prospectus (excluding any information relating solely to one or more of the Dealers) does not contain a misrepresentation and, with the exception of information to be contained in a Pricing Supplement, constitutes full, true and plain disclosure of all material facts relating to the Corporation, the Guarantor and the offering of the Notes;

      the Corporation, the Guarantor and each of the Guarantor's material subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of incorporation and has all requisite corporate authority and power to carry on its business, as now conducted and own its assets;

      the Corporation is duly qualified as an extra-provincial corporation in the Selling Jurisdictions in which it carries on a portion of its business, except where failure to so qualify would not have a material adverse effect on the business of the Corporation;

      the Guarantor and each of its material subsidiaries is qualified to carry on business and is validly subsisting under the laws of each jurisdiction in which it carries on a portion of its business, except where failure to so qualify would not have a material adverse effect on the business of the Guarantor or any of its subsidiaries, as the case may be;

      the Corporation has corporate power, capacity and authority to issue the Notes, subject to the approval of the terms and conditions of any particular issue of Notes;

      the Guarantor has corporate power, capacity and authority to issue the Guarantee of the Notes in the manner provided in the Indenture;

      each of the Corporation and the Guarantor is not in default or breach of, and the execution and delivery of, and the performance of and compliance with the terms of this Agreement by the Corporation and the Guarantor, the creation and issue of the Notes and the sale of the Notes and the consummation of any of the transactions contemplated hereby, does not and will not result in any breach of, or constitute a default under, and does not and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or constitute a default under, the articles or by-laws or other constating documents of the Corporation or the Guarantor or any resolutions of the directors (or any committee thereof) or the shareholders of the Corporation or the Guarantor, or any indenture, mortgage, note, contract, agreement (written or oral), instrument, lease or other document to which the Corporation or the Guarantor is a party or by which either the Corporation or the Guarantor is bound, or any judgment, decree, order, statute, rule or regulation applicable to the Corporation or the Guarantor, nor will such action result in the creation or imposition of any lien, charge or encumbrance upon any material property or assets of the Corporation or the Guarantor pursuant to the terms of such indenture, agreement or other document, nor will such action result in any violation of any law, administrative regulation or administrative or court order or decree of Canada or the United States or any political subdivision thereof applicable to the Corporation or the Guarantor, which default or breach or violation might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of the Corporation or the Guarantor;

      each of the Corporation and the Guarantor has corporate power and authority to enter into this Agreement and the Indenture and to perform its obligations set out herein and therein and this Agreement and the Indenture have been duly authorized, executed and delivered by the Corporation and by the Guarantor and are legal, valid and binding obligations of the Corporation and the Guarantor enforceable against the Corporation and the Guarantor in accordance with their terms subject to bankruptcy, insolvency, creditor arrangement laws and laws affecting creditors' rights generally and equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law) including, without limitation, the equitable principles that the remedy of specific performance and injunctive relief may be subject to certain equitable defences and except as rights to indemnity, contribution and waiver may be limited by applicable laws;

      except as disclosed in the Prospectus, there has not been any change (actual, anticipated, contemplated or threatened), financial or otherwise in the business, affairs, operations, ownership, capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation, the Guarantor or the Guarantor's subsidiaries from the position set forth in the Financial Statements that would make the Prospectus misleading;

      the description of the assets and liabilities of the Corporation and of the Guarantor set forth in the Financial Statements fairly presents, in accordance with generally accepted accounting principles in Canada (for the Corporation) and in the United States (for the Guarantor), the financial position and condition of the Corporation and the consolidated financial position and condition of the Guarantor, as at the dates thereof;

      except as disclosed in the Prospectus, to the best of the Corporation's and the Guarantor's knowledge, after reasonable inquiry, there are no actions, suits, proceedings or inquiries pending, against or affecting either the Corporation or the Guarantor or the Guarantor's subsidiaries at law or in equity or before or by any federal, provincial, municipal or other governmental or regulatory department, commission, board, bureau, agency or instrumentality which in any way materially adversely affect, or are reasonably likely to in any way materially adversely affect, the business, affairs, operations or condition (financial or otherwise), shareholders' equity or assets of the Corporation or the Guarantor, or the ability of the Corporation or the Guarantor to perform their obligations under this Agreement or the Indenture, or which affect or may affect the Distribution and Distribution to the Public of the Notes;

      except as disclosed in the Prospectus, since December 31, 2000 neither the Corporation nor the Guarantor has incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which is or may be material to the Corporation or the Guarantor, respectively and which is not in the ordinary course of business;

      the Corporation is a "reporting issuer" not on the list of defaulting issuers or has equivalent status in each of the Selling Jurisdictions within the meaning of applicable Securities Laws in such provinces;

      neither any Securities Commission, nor any similar regulatory authority or any stock exchange in Canada or the United States has any order which is currently outstanding preventing or suspending trading in any securities of the Corporation or the Guarantor;

      The Canada Trust Company at its principal office in Toronto, Ontario is the duly appointed trustee under the Indenture; and

      except as already obtained, no consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body in Canada or the United States or any of the Selling Jurisdictions under applicable Securities Laws is required for the issue, offer and sale of the Notes by the Corporation or the Dealers in accordance with the terms of this Agreement or for the consummation of the transactions contemplated by this Agreement.

    The Dealers agree that they will not disclose or permit disclosure by any of their agents or representatives of any confidential information or fact relating to the Corporation, the Guarantor or the Guarantor's subsidiaries which has not been disclosed in the Public Record (or, in the case of information relating to the Guarantor and the Guarantor's subsidiaries, in the United States equivalent to the Public Record) until such time as such information or fact has been publicly disclosed by the Corporation, the Guarantor, or its subsidiaries or a party other than the Dealers or is required to be disclosed by law or a court or regulatory body of competent jurisdiction; provided that the Dealers cannot rely on the exception in this paragraph if the Dealers knew that the party disclosing the confidential information disclosed such information in breach of an undertaking given to, or a duty owed by, the Corporation, the Guarantor or any of the Guarantor's subsidiaries.

    The Dealers agree that, provided the Corporation delivers the Prospectus, a Prospectus Amendment or a Pricing Supplement to the Dealers as contemplated in Subsections 6(a)(i) and (v), the Dealers will deliver such documents to the purchasers of the Notes as required by Securities Laws.

    Each of the Dealers severally represents and warrants that it holds and will ensure that its affiliates and each Selling Firm, as applicable, will hold, all necessary registrations, permits and licenses to offer for sale, to solicit offers to purchase, to sell or to carry out any act that is necessary to be carried out in connection with the sale of Notes in each of the Selling Jurisdictions or in the manner contemplated by Section 16 and Schedule C, in compliance with applicable Securities Laws, U.S. Securities Laws or any other applicable laws, regulations or policies.

    Each of the Dealers agrees that it will not, and will ensure that its affiliates and any Selling Firm, as applicable, does not, when offering for sale, soliciting offers to purchase, selling or carrying out any act in connection with the sale of, Notes, breach any applicable Securities Laws, U.S. Securities Laws or any other applicable laws, regulations or policies.

  Eligibility for Investment

  The Corporation and the Guarantor jointly and severally represent and warrant to the Dealers that eligibility of the Notes offered under the Prospectus for investment by purchasers to whom the statutes listed in the Prospectus apply is, in certain cases, governed by criteria which such purchasers are required to establish as policies or guidelines pursuant to the applicable statute (and where applicable the regulations thereunder) and is subject to the prudent investment standards and general investment provisions provided therein. The Corporation shall as soon as reasonably possible, upon request by a Dealer or the Dealers' Counsel, provide such party with a letter confirming the accuracy of the foregoing as at a date specified by the requesting party.

  Closing

  (1) The Corporation and the Guarantor will deliver, or cause to be delivered, to the Dealers, on a date to be mutually agreed upon by the Corporation, the Guarantor and the Dealers (the "Closing Date"), the following documents:

    a certificate dated the Closing Date signed on the Corporation's and the Guarantor's behalf by two senior officers of each of the Corporation and the Guarantor, respectively, acceptable to the Dealers, acting reasonably, certifying that to the best of the knowledge, information and belief of the persons signing such certificate, and without personal liability, each of the Corporation and the Guarantor have complied with all covenants and satisfied all terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Date; that the representations and warranties of the Corporation and of the Guarantor contained herein are true and correct as of the Closing Date with the same force and effect as if made at and as of the Closing Date; and that no order, ruling or determination having the effect of ceasing or suspending trading in the Notes has been issued and no proceedings for such purpose are pending or, to the knowledge of the signers, contemplated or threatened;

    an opinion of the Corporation's Counsel and of local counsel, and an opinion from Paul Gaeto, General Counsel of the Guarantor, in form acceptable to the Dealers, acting reasonably, relating to the distribution and offering of the Notes, the enforceability of the Guarantee, this Agreement and the Indenture and to the compliance with the terms and conditions of this Agreement, and otherwise dealing with such matters as the Dealer's Counsel may reasonably request, which opinion may rely, as to factual matters, on certificates of the officers of the Corporation and the Guarantor;

    a letter of each of DBRS and S&P or any successor thereof confirming that the ratings on the Notes are as set out in the Prospectus; and

    a certificate dated the Closing Date signed on the Corporation's behalf by an officer of the Corporation satisfactory to the Dealers acting reasonably, certifying that to the best of the knowledge, information and belief of the person signing such certificate, and not in her personal capacity, the Notes are not "foreign property" for the purposes of the Income Tax Act (Canada).

  (2) On such date, the Dealers shall also be entitled to receive an opinion from the Dealers' Counsel (who will be entitled to rely upon the opinions of counsel for the Corporation and the Guarantor as to any or all matters upon which the Dealers' Counsel deems it necessary to rely) in a form acceptable to the Dealers, acting reasonably. In giving the foregoing opinion, counsel will, with respect to matters of law in jurisdictions in which they are not qualified to practice law, be entitled to rely upon the opinions of local counsel acceptable to them and will, as to matters of fact, be entitled to rely upon certificates of officers or auditors of the Corporation and/or, the Guarantor.

  Indemnity and Contribution

  (1) The Corporation and the Guarantor shall jointly and severally protect and indemnify each of the Dealers and their respective directors, officers, employees, agents and affiliates (collectively, the "Indemnified Parties") from and against all losses (other than losses of profit in connection with the Distribution of the Notes), claims, costs, damages or liabilities which the Indemnified Parties may reasonably suffer or incur and which are caused by or arise directly or indirectly by reason of:

    any information or statement (except a statement furnished by and relating to one or more of the Dealers and not the Corporation or their respective directors, officers, employees, agents and affiliates, or any of them) contained in the Prospectus, as amended or supplemented, being untrue or being alleged to be a misrepresentation or by reason of the omission of or alleged omission to state therein any material fact or any other fact or information (except facts or information relating solely to one or more of the Dealers) required to be stated therein, or necessary to make any statement therein not misleading in light of the circumstances in which it was made;

    any order made or enquiry, investigation or proceeding, commenced or threatened by any Securities Commission or other competent regulatory authority, based upon any untrue statement, omission or misrepresentation or alleged untrue statement, omission or misrepresentation (except a statement or omission or an alleged statement or relating solely to one or more of the Dealers) in the Prospectus, as amended or supplemented, preventing or restricting the trading in a Distribution or Distribution to the Public of the Notes or any of them;

    non-compliance of the Corporation or the Guarantor with any requirement of the applicable Securities Laws of Canada, the United States or any of the Selling Jurisdictions or the regulations thereunder in connection with the issuance, Distribution, offering and sale of the Notes; or

    the breach by the Company or the Guarantor of any of the covenants, representations or warranties contained in this Agreement.

  The foregoing rights of indemnity shall not enure to an Indemnified Party if the Corporation has complied with the provisions of Section 6 hereof and the claim for indemnification relates to a Person asserting a claim in respect of an alleged untrue statement in or alleged omission from the Prospectus, any document incorporated by reference therein or any Prospectus Amendment or a Pricing Supplement, and such Person was not provided with a copy of the document which corrects such alleged untrue statement or alleged omission and which is required, under applicable Securities Laws or the terms hereof, to be sent or delivered to such Person by such Indemnified Party. In addition, the rights of indemnity contained in this paragraph shall not enure to the benefit of an Indemnified Party if the Indemnified Party has engaged in any fraud, fraudulent misrepresentation or negligence or has failed to comply with the terms of this Agreement or any laws, regulations or policies in connection with the Distribution of the Notes if such fraud, fraudulent misrepresentation, negligence or failure to comply was a direct cause of the claim in respect of which indemnity is sought.

  If any claim contemplated by this Section shall be asserted against any of the Indemnified Parties, or if any potential claim contemplated by this paragraph shall come to the knowledge of any of the Indemnified Parties, the Indemnified Party concerned shall notify the Corporation and the Guarantor as soon as possible of the nature of such claim (provided that any failure to so notify shall not affect the Corporation's or the Guarantor's liability under this paragraph except to the extent that the Corporation or the Guarantor is materially prejudiced by such failure) and the Corporation and/or the Guarantor shall, subject as hereinafter provided, be entitled (but not required) to assume the defence on behalf of the Indemnified Party of any suit brought to enforce such claim; provided that the defence shall be through legal counsel retained by the Corporation or the Guarantor and acceptable to the Indemnified Party, acting reasonably, and no admission of liability shall be made by the Corporation or the Guarantor or the Indemnified Party without, in each case, the prior written consent of each of them, such consent not to be unreasonably withheld or delayed. An Indemnified Party shall have the right to employ separate counsel in any such suit and participate in the defence thereof but the fees and expenses of such counsel acceptable to the Corporation and the Guarantor, acting reasonably, shall be for the account of the Indemnified Party unless: (i) the Corporation or the Guarantor fails to assume the defence of such suit on behalf of the Indemnified Party within a reasonable time of receiving notice of such suit; (ii) the employment of such counsel has been authorized by the Corporation or the Guarantor; or (iii) the named parties to any such suit include both the Indemnified Party and the Corporation or the Guarantor and the Indemnified Party shall have been advised by its counsel that there may be one or more legal defences available to the Indemnified Party which are different from or in addition to those available to the Corporation or the Guarantor (in which case neither the Corporation nor the Guarantor shall have the right to assume the defence of such suit on behalf of the Indemnified Party but shall be liable to pay the reasonable fees and expenses of counsel for the Indemnified Party provided that the Corporation and the Guarantor are only liable for the fees of one set of counsel for the Indemnified Party in any one Selling Jurisdiction). It is the intention of the Corporation and the Guarantor to constitute each Dealer as trustee for such Dealer's directors, officers, employees, agents and affiliates of the covenant of the Corporation and the Guarantor under this Section 10 with respect to the Dealer's directors, officers, employees, agents and affiliates and the Dealers agree to accept such trust and to hold and enforce such covenants on behalf of such persons.

  In order to provide for just and equitable contribution in circumstances in which the indemnity provided for in this Section 10 is for any reason held to be unenforceable by the Indemnified Parties although applicable in accordance with its terms, the Dealers, the Corporation and the Guarantor shall contribute to the aggregate losses, claims, costs, damages and liabilities contemplated by the indemnity incurred by the Dealers, the Corporation and the Guarantor, as incurred, in such proportions that the Dealers shall be responsible for that portion represented by the percentage that the aggregate fee payable by the Corporation to the Dealers hereunder bears to the aggregate principal amount of the Notes sold by the Dealers under the Prospectus and the Corporation and the Guarantor shall be jointly responsible for the balance whether or not they have been sued together or sued separately; provided however, that (i) the Dealers shall not in any event be liable to contribute, in the aggregate, any amount in excess of such aggregate fee or any portion thereof actually received, and (ii) no person guilty of a misrepresentation that is fraudulent shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The rights to contribution provided in this paragraph 10 shall be in addition to and not in derogation of any other right to contribution which the Dealers may have by statute or otherwise at law.

  (2) Each Dealer severally agrees that it will protect and indemnify each of the Corporation and the Guarantor and their respective directors, officers, employees, agents and affiliates (the "Corporation's Indemnified Persons") to the same extent as the foregoing indemnity from the Corporation and the Guarantor with respect to information or statements furnished by and relating solely to the Dealers contained in the Prospectus, as amended or supplemented, being untrue or being alleged to be a misrepresentation or by reason of the omission of or alleged omission to state therein any material fact or other fact or information relating to one or more Dealers and not the Corporation. In case any action shall be brought against the Corporation, the Guarantor or a Corporation's Indemnified Person, and in respect of which indemnity may be sought against such Dealer, such Dealer shall have the rights and duties given to the Corporation and the Guarantor, and the Corporation, the Guarantor and the Corporation's Indemnified Persons shall have the rights and duties given to the Dealers, by the provisions of subsection (1) of this Section.

  Termination by Dealers of Purchases as Principal

  The Corporation and the Guarantor shall be entitled to terminate their respective obligations under this Agreement in the circumstances set out in Section 11(a) immediately upon notice to the Dealers. In addition to any other remedies which may be available to the Dealers, a Dealer shall be entitled, at its option, to terminate and cancel its obligations to purchase Notes as principal pursuant to a Terms Agreement, without any liability on its part, immediately upon written notice to the Corporation at any time prior to the completion of such purchases, if after such Dealer has agreed to purchase Notes as principal:

    any enquiry, investigation or other proceeding (whether formal or informal) should be commenced or any order should be issued under or pursuant to any statute of Canada or the United States or any of the provinces of Canada or states of the United States, or otherwise, or there is any change of law, or the interpretation or administration thereof which operates to prevent or materially restrict the trading in or Distribution of the Notes or any of them in any of the Selling Jurisdictions;

    there shall have occurred any material adverse change between the date of the Terms Agreement and Closing Date (actual, anticipated, contemplated or threatened), financial or otherwise, in the assets, the liabilities (contingent or otherwise), business, affairs, capital, ownership or operations of the Corporation or the Guarantor which, in the opinion of the Dealers, acting reasonably, could reasonably be expected to have a material adverse effect on the market price or value of the Notes;

    there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, or any action, law or regulation, inquiry or other occurrence of any nature whatsoever, which, in the opinion of the Dealers, acting reasonably, seriously adversely affects, or involves, or would be expected to seriously adversely affect the financial markets or the business, operations or affairs of the Corporation or the Guarantor;

    there shall occur and is continuing an event of default under section 5.01 of the Indenture or any indenture amending, restating or supplementing the Indenture; and

    the ratings assigned by any nationally recognized securities rating agency to the unsecured debt securities of the Corporation or the Guarantor (which includes the Notes) as of the Trade Day (as such term is defined in Schedule B) have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any debt securities of the Corporation or the Guarantor if, in the opinion of the Dealers, acting reasonably, such change in ratings or announcement could be reasonably expected to have a material adverse effect on the market price or value of the Notes.

  In the event of a termination pursuant to this Section 11, there shall be no further liability on the part of such Dealer or of the Corporation or of the Guarantor to such Dealer in respect of the specific purchase of Notes as principal, except in respect of the obligations of the Corporation and the Guarantor under Section 10 and 15.

  Operating Procedures

    In the case of an agency offering, or in the case of the Dealers purchasing as principal, the Corporation and the Dealers shall follow the operating procedures set forth in Schedule B (as amended from time to time by mutual agreement) in respect of operating and settlement matters and the timing of payment of commissions in connection with the sale of Notes by or through the Dealers or in such other manner as the Corporation and the Dealers shall agree;

    The Corporation and the Guarantor shall allow the Dealers to carry out the due diligence which the Dealers may reasonably request in order to fulfil the Dealers' obligations as registrants and to enable the Dealers to reasonably execute the certificate in the Prospectus or a Prospectus Amendment required to be executed by the Dealers. Subsequent to the filing of the Prospectus, the Corporation and the Guarantor shall allow the Dealers to conduct due diligence upon the Dealers' reasonable request. In order to provide the Corporation and the Guarantor with an opportunity to compile information which may be required to respond to the Dealers' due diligence enquiries, the Dealers will use their reasonable efforts to ensure that the list of questions that the Dealers propose to ask officers of the Corporation and the Guarantor is provided to the officers prior to any due diligence session;

    Subject to Section 5 hereof, the Corporation or the Guarantor shall promptly notify the Dealers if it becomes aware of a change or proposed change in a credit rating of the Notes; and

    If any Dealer is not satisfied with the content of a Prospectus Amendment, including, as applicable, the documents and information incorporated therein by reference, required to be filed by the Corporation or the Guarantor in connection with the Distribution or Distribution to the Public of the Notes (provided that for greater certainty, this provision shall not require the Corporation or the Guarantor to make any changes to any previously filed document incorporated by reference, in the Prospectus, Prospectus Amendment or a Pricing Supplement) or if any Dealer in connection with the Distribution or Distribution to the Public of the Notes gives notice to the Corporation that, in that Dealer's judgment, acting reasonably, a Prospectus Amendment is required under Securities Laws to be filed by the Corporation and the Corporation is not prepared to file such Prospectus Amendment or if the Corporation or any Dealer determines in its sole discretion that it does not wish to continue the relationship specified herein (in the case of the Corporation, in respect of one or more of the Dealers), then the Corporation or that Dealer, as applicable, shall be entitled to terminate its rights and obligations under this Agreement upon delivery of notice to that effect, in which event there shall be no liability on the part of that Dealer to the Corporation or the Guarantor or of the Corporation and the Guarantor to that Dealer or Dealers, except in respect of liability, if any, which may arise on the part of the Corporation and the Guarantor or the Dealer under the provisions of Sections 10 and 15 and liability of that Dealer or Dealers to settle any outstanding trades. Upon such termination, the Corporation and the remaining Dealers shall promptly file:

      if appropriate, a Prospectus Amendment indicating that the Dealer or Dealers have ceased to be a Dealer or Dealers under the Prospectus and containing a new prospectus certificate page signed by the remaining Dealers; and

      any other documents as may be required under applicable Securities Laws.

  Obligations

  The Corporation and the Guarantor agree that the obligations of the Dealers hereunder are several and not joint or joint and several. The Corporation and the Guarantor further agree that their obligations hereunder are joint and several.

  Notices

  Any notice or other communication to be given hereunder shall, in the case of notice to the Corporation, be addressed to:

  Caterpillar Financial Services Limited
  700 Dorval Drive, Suite 705
  Oakville, Ontario L6K 3V3

  Attention: Treasurer
  Telecopier: (905) 849-8150

  with copy to:

  Caterpillar Financial Services Corporation
  2120 West End Avenue
  P.O. Box 34000l
  Nashville, Tennessee 37203-0001

  Attention: Treasurer
  Telecopier: (615) 341-8596

  and, in the case of notice to the Guarantor, be addressed as follows:

  Caterpillar Financial Services Corporation
  2120 West End Avenue
  P.O. Box 34000l
  Nashville, Tennessee 37203-0001

  Attention: Treasurer
  Telecopier: (615) 341-8596

  and, in the case of notice to the Dealers, be addressed as follows:

  RBC Dominion Securities Inc.
  4th Floor, South Tower
  Royal Bank Plaza
  200 Bay Street
  Toronto, Ontario M5J 2W7

  Attention: John Younger
  Telecopier: (416) 842-6474

  TD Securities Inc.
  222 Bay Street, 7th Floor
  Ernst & Young Tower, Toronto-Dominion Centre
  Toronto, Ontario M5K 1A2

  Attention: William D. Perdue
  Telecopier: (416) 308-3715

  with a copy to:

  Osler, Hoskin & Harcourt LLP
  P.O. Box 50
  1 First Canadian Place
  Toronto, Ontario M5X 1B8

  Attention: Mr. Steven W. Smith
  Telecopier: (416) 862-6666

  Any notice or other communication shall be in writing and, unless delivered personally to a responsible officer of the addressee, shall be given by facsimile, (with receipt confirmed) and shall be deemed to be given at the time faxed or delivered, if faxed or delivered to the recipient on a Business Day and before 5:00 p.m. (local time) on such Business Day, and otherwise shall be deemed to be given at 9:00 a.m. (local time) on the next following Business Day. Any party may change its address for notice by notice to the other parties given in the manner herein provided.

  Fees and Expenses

  The costs and expenses of or incidental to the offering and issue of the Notes including, without limitation, the reasonable fees and expenses of Dealers' Counsel and the Corporation's and the Guarantor's auditors, the costs of printing and delivering the definitive Notes, the cost of printing the Prospectus, any Prospectus Amendment or any Pricing Supplement, the expense of qualifying the issue and distributing the Notes under applicable Securities Laws, all reasonable out of pocket expenses of the Dealers and all reasonable marketing, advertising and promotional expenses, including the costs of any road shows, confidential marketing memoranda, presentation materials, and the Dealers' reasonable transportation costs related to the offering of Notes under the Prospectus shall be paid by the Corporation or the Guarantor.

  United States Selling Restrictions

  The attached Schedule C is incorporated into and forms part of this Agreement.

  Miscellaneous

    Unless terminated earlier pursuant to the provisions of Subsection 12(d), the term of the Dealer's obligations under this Agreement shall expire on the earlier of:

      the second anniversary of the date hereof; and

      the date on which the Corporation files a new Prospectus or Prospectus Amendment to replace or supersede the Prospectus for the purposes of the Corporation's continuing medium term note program.

    The representations, warranties, covenants, indemnities and agreements of the Corporation and the Guarantor herein contained and the provisions of Sections 10 and 15 shall survive the sale by the Dealers of Notes or the termination of this Agreement in respect of any Dealer until all such Notes have been paid in full. The Dealers shall be entitled to rely upon the representations and warranties of the Corporation and the Guarantor contained herein or delivered pursuant hereto notwithstanding any investigation which the Dealers may undertake or which may be taken on the Dealers' behalf.

    It shall be a condition of the issue and sale of Notes hereunder that the terms and conditions of the Indenture shall be complied with at the time of each issue and sale of Notes.

    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN AND THE GUARANTOR HEREBY ATTORNS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE PROVINCE OF ONTARIO AND APPOINTS FOR SUCH PURPOSES ANY DIRECTOR OR OFFICER OF THE CORPORATION FOR THE TIME BEING TO ACCEPT SERVICE OF PROCESS IN THE PROVINCE OF ONTARIO ON THE GUARANTOR'S BEHALF.

    This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and all counterparts together shall constitute one and same instrument. A signed counterpart provided by way of telecopier shall be binding upon the parties as an originally signed counterpart.

    If any provision of this Agreement is deemed to be void, voidable or unenforceable, in whole or in part, it shall be deemed not to affect or impair the validity of any other provision of this Agreement and such void, voidable or unenforceable provision shall be severable from this Agreement.

    This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors. This Agreement is not assignable by any of the Dealers hereto without the written consent of the Corporation, not to be unreasonably withheld or delayed.

    The Schedules attached to this Agreement are incorporated by reference in and form a part of this Agreement.

    No waiver, modification or amendment of any term of this Agreement shall be effective unless executed in writing.

    The division of this Agreement into recitals, sections and schedules, and the provision of headings for all or any thereof, is for convenience of reference only and shall not affect the meaning of this Agreement.

    Any references to legislation or a statute in this Agreement include, unless otherwise indicated, rules and regulations passed or in force pursuant thereto and any amendments thereto from time to time, and any legislation or regulations substantially replacing the same.

    Except where otherwise specified in this Agreement, all steps which must or may be taken by the Dealers in connection with this Agreement, including any agreement to amend this Agreement, may be taken by RBC Dominion Securities Inc., as the lead Dealer, on the Dealers' behalf, after consultation with the other Dealers, and each of the Dealers authorizes the Corporation and the Guarantor to deal solely with RBC Dominion Securities Inc. on behalf of all Dealers except in respect of any claim or settlement under Section 10 or a notice of termination pursuant to Section 11.

    Notwithstanding Section 17(l), the Corporation may, from time to time, deal directly with any Dealer other than RBC Dominion Securities Inc. in connection with a distribution of the Notes.

If the foregoing is in accordance with your understanding of the terms of the transaction we are to enter into and if such terms are agreed to by you, please confirm your acceptance by signing this letter in the place indicated below, in which event this letter shall constitute a binding Agreement between the Corporation, the Guarantor and the Dealers.

Yours very truly,

RBC DOMINION SECURITIES INC.

By:

TD SECURITIES INC.

By:

THE REST OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

The foregoing accurately reflects the terms of the transaction we are to enter into and such terms are hereby agreed to by the Corporation and the Guarantor as evidenced by the signatures of its duly authorized officers on its behalf.

DATED as of this 25th day of September, 2001.

CATERPILLAR FINANCIAL SERVICES LIMITED
By:
Name: Alastair R. Robertson
Title: President & Chief Executive Officer

CATERPILLAR FINANCIAL SERVICES CORPORATION
By:
Name: Edward J. Scott
Title: Treasurer and Principal Financial Officer

SCHEDULE A

to a dealer agreement dated September 25, 200l among

Caterpillar Financial Services Limited, Caterpillar Financial Services Corporation,

RBC Dominion Securities Inc.

and TD Securities Inc.

COMMISSION RATES

The following rates are the commission rates that shall apply to any sales of Notes by a Dealer, acting as agent or underwriter, as the case may be, unless the Corporation and such Dealer otherwise agree:

Terms of Notes	Agency Commission Rate	Underwritten Commission Rate

1 year and < 18 months
18 months and < 2 years
2 years and < 3 years
3 years and < 4 years
4 years and < 5 years
5 years and < 6 years
6 years and < 7 years
7 years and < 8 years
8 years and < 10 years
10 years and < 11 years
11 years and < 16 years
16 years and < 35 years
35 years

SCHEDULE B

to a dealer agreement dated September 25, 2001 among

Caterpillar Financial Services Limited, Caterpillar Financial Services Corporation,

RBC Dominion Securities Inc.

and TD Securities Inc.

OPERATING PROCEDURES

The following outlines the procedures by which the Corporation intends from time to time to sell the Notes through the Dealers acting as agents of the Corporation or as principals for resale pursuant to the Agreement. All operating procedures shall be carried out in accordance with the Rule. Capitalized terms used herein have the meanings ascribed thereto in the Agreement, unless otherwise defined herein.

    General

      At any time, the Corporation may establish, in consultation with the Dealers or any of them, an appropriate rate and pricing structure for the Notes to be sold by the Dealers within a defined time frame pursuant to the Agreement and the Corporation's requirement for funds (including the term or terms required and other terms and conditions (collectively, the "Other Terms and Conditions") of the Notes as permitted by the Prospectus (as amended or further supplemented by any Prospectus Amendment) to be raised by the sale of Notes. At the Corporation's sole discretion, the rate and pricing structure, and requirement for funds so established will be based upon market conditions and the Corporation's current and prospective funding requirements.

      The Corporation, in its sole and absolute discretion, may determine that an adjustment is desirable and will notify each Dealer of the adjustment. The Corporation may consult with the Dealers or any of them concerning the desirability of an adjustment in the rate and pricing structure, the Other Terms and Conditions or in the requirement for funds. Also, a Dealer will advise the Corporation at any time if the Dealer feels an immediate adjustment in the Corporation's rate and pricing structure, the Other Terms and Conditions or requirement for funds is desirable.

      Whenever a Dealer obtains a firm offer to purchase a Note at the prevailing rate and pricing structure, at the prevailing Other Terms and Conditions and within the confines of the Corporation's prevailing requirement for funds, the Dealer will telephone or otherwise contact the Corporation to determine whether the Corporation in fact still requires funds and, if it does, the Corporation will confirm by telephone or otherwise that the Dealer may accept such offer as agent on behalf of the Corporation (with commissions as determined in Schedule A to the Agreement or as may be mutually agreed upon by the Dealer and the Corporation) or may acquire the Note as principal on terms (including price and commissions, if any) then mutually agreed upon by the Dealer and Corporation for resale by the Dealer pursuant to such offer.

      Whenever a Dealer obtains a firm offer to purchase a Note at other than the prevailing rate and pricing structure and/or not within the confines of the Other Terms and Conditions, and/or not within the confines of the Corporation's prevailing requirement for funds, the Dealer will inform the Corporation of that offer and will discuss with the Corporation the advisability of accepting that offer prior to accepting that offer.

      NOTE: Orders may not be accepted if material developments have occurred which are not reflected in a current prospectus or prospectus supplement.

      Unless otherwise agreed to by the Dealer and the Corporation, all orders accepted by the Corporation on a particular day (the "Trade Day") will be settled on the third Business Day in Toronto, Ontario and in the principal financial centre of the relevant currency, if other than Canadian dollars, following the Trade Day (the "Settlement Date").

      Any Note (a "Book-Entry Only Note") is to be issued in accordance with Part B below entitled "Book-Entry Only Notes", unless the issuance of Notes in certificated form ("Certificated Notes") is, subject to the provisions of the Indenture, agreed to in advance by the Corporation and the Dealers and so indicated in the applicable Pricing Supplement. Settlement procedures with respect to Book-Entry Only Notes shall be as set forth in such Part B, below. Settlement procedures with respect to Certificated Notes shall be as set forth in Part C of these operating procedures.

      The Corporation will make all necessary filings of Pricing Supplements and other documents required to be filed with the relevant Securities Commission in each Selling Jurisdiction in which Notes have been sold pursuant to the Pricing Supplement within the time frame prescribed from time to time by applicable Securities Laws and will remit all fees payable to such regulatory authorities.

    Book-Entry Only Notes

      Each Book-Entry Only Note will be registered in the name of CDS & Co., as nominee for The Canadian Depository for Securities Limited or other depository designated in the Pricing Supplement, or its nominee (the "Depository"), on the debt securities register maintained under the Indenture. The beneficial owner of an interest in a Book-Entry Only Note (each, a "Book-Entry Interest") will designate one or more participants in the Depository to act as agent or agents for such owner in connection with the book-entry system maintained by the Depository, and the Depository will record in book-entry form, in accordance with instructions provided by such participants, a credit balance with respect to such Book-Entry Interest in the account of such participants. The Book-Entry Interest will be recorded through the records of such participants or through the separate records of such participants and one or more indirect participants in the Depository.

      The receipt of immediately available funds by the Corporation in payment for the Book-Entry Interests and the issuance of the Book-Entry Only Note representing such Book-Entry Interests shall constitute "Settlement".

      Settlement procedures with regard to each Book-Entry Only Note sold by a Dealer shall be as set forth below:

        The Dealer will orally advise the Corporation of the following information (except the information referred to in (ix) if not available) immediately following the acceptance of any offer by the Dealer acting as agent on behalf of the Corporation or acting as principal and all of the following information (the "Settlement Information") shall be confirmed in writing pursuant to the timetable for Settlement set forth below:

          principal amount and currency or currencies of the Book-Entry Interest;

          if any, the rate of interest (or the method of calculation thereof) and the interest payment date or dates;

          Settlement Date;

          maturity date;

          price;

          any other redemption terms, if any;

          the repayment price (if other than the principal amount);

          net proceeds;

          spread vs. comparable benchmark;

          Trade Day;

          FINS Number(s) (the Depository Participant Number(s) of the participant(s) through which the customer will hold the Book-Entry Interest);

          Dealer's commission;

          Selling Jurisdiction of sale; and

          any other terms of the Notes as permitted by the Indenture.

        After receiving the Settlement Information from the Dealer, the Corporation will complete and deliver to the Dealer a Pricing Supplement relating to the Book-Entry Only Note to be sold in accordance with such Settlement Information. The Pricing Supplement will be faxed to the following contact at each of the Dealers, if a Dealer for the purpose of such issue: RBC Dominion Securities Inc., John Younger, and TD Securities Inc., William D. Perdue. The Dealer will deliver the Prospectus, any Prospectus Amendment and any Pricing Supplement to the Purchaser of each Book-Entry Interest by the end of the second Business Day following the Trade Day or the date the Corporation has delivered the applicable Pricing Supplement to the Dealer, whichever is later.

        The Corporation will, subject to CDS approvals and procedures, assign a CUSIP number to the Book-Entry Only Note representing such Book-Entry Interest and will forward copies of the Pricing Supplement(s) to the Depository via facsimile or other form of electronic transmission and request activation of the CUSIP number.

        After receiving all of the Settlement Information from the Dealers participating in the sale of the Book-Entry Only Note, the Corporation will communicate to the Depository and to The Canada Trust Company or any other trustee duly appointed under the Indenture (the "Trustee") and to the issuing agent if other than the Trustee, all of the Settlement Information, by facsimile.

        The Corporation will prepare and execute a Book-Entry Only Note in the form appended to the Trust Indenture or such other form as permitted by the Trust Indenture with such changes as may be agreed between the Corporation and the Trustee.

        The Trustee or issuing agent, as applicable, will confirm the Book-Entry Only Note and will make such Book-Entry Only Note available to the Depository in Toronto, Ontario, one Business Day prior to the Settlement Date.

        The Depository will credit such Book-Entry Interest to the appropriate participant account(s) maintained by the Depository.

        Each Dealer shall deliver by electronic funds transfer the amount, net of the appropriate Dealer's commission, as agreed in respect of such Book-Entry Interest to an account designated by the Corporation with a reference or trading number. In the event such amount has not been received in the designated account of the Corporation by 11:30 a.m. on the Settlement Date, the transactions shall not settle until the next Business Day in Toronto, Ontario and the Corporation shall be compensated by the Dealer for its cost of funds incurred as a result of the delay in Settlement based on the interest rate or yield determined and calculated in the manner provided in the Notes, for the period from but not including the Settlement Date to and including the date the transaction settles.

        The Dealer will confirm the purchase of each Book-Entry Interest to the purchaser thereof by mailing a written confirmation to such purchaser.

      For offers accepted by the Corporation (or as provided above, by a Dealer on behalf of the Corporation), Settlement Procedures (a) through (h) shall occur no later than the respective times listed below:

Settlement Procedure	Time

(a)	9:00 a.m. on the Business Day following the Trade Day
(b)-(c)-(d)-(e)	1:00 p.m. on the second Business Day following the Trade Day
(f)	3:00 p.m. on the second Business Day following the Trade Day
(g)-(h)	11:30 a.m. on the Settlement Date

      If Settlement of a Book-Entry Only Note is rescheduled or cancelled, the Corporation will deliver to the Depository and the Trustee a cancellation message to such effect by no later than 10:00 a.m. on the Business Day immediately preceding the scheduled Settlement Date. If a Book-Entry Only Note is cancelled, the Trustee will mark such Book-Entry Only Note "void and cancelled", and make appropriate entries in its records. The CUSIP number assigned to such Book-Entry Only Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not reassigned.

      Interest payments will be made by cheque dated the date interest is payable (or by any other payment method as agreed upon between the Depository and the Corporation) and delivered to the Depository by or on behalf of the Corporation at least two Business Days before the date interest is payable or wire transfer on the date interest is payable.

      On the day on which the principal amount of a Book-Entry Only Note is to be paid, payment shall be made at any of the principal offices of the Trustee or such other place as the Corporation, with the approval of the Trustee, may agree, to the Depository against presentation and surrender of the Book-Entry Note unless otherwise specified in such Book-Entry Note or otherwise agreed to by the Corporation, the Trustee and the Depository.

    Certificated Notes

      The receipt of immediately available funds by the Corporation in payment for Certificated Notes and the authentication and issuance of the Certificated Notes shall constitute "Settlement".

      Settlement procedures with regard to each Certificated Notes sold by a Dealer shall be as follows:

        The Dealer will orally advise the Corporation of the following information (except the information referred to in (vi) if not available) immediately following the acceptance of any offer by the Dealers acting as agent on behalf of the Corporation or acting as principal and all of the following information shall be confirmed in writing by 1:00 p.m. on the Business Day following the Trade Day:

          principal amount and currency or currencies of the Certificated Note;

          exact name in which the Certificated Note is to be registered (the "Registered Owner");

          exact address of the Registered Owner and address for payment of principal and interest;

          splits;

          delivery location;

          taxpayer identification number of the Registered Owner and whether the Registered Owner is a "non-resident" for the purposes of the Income Tax Act (Canada); and

          the information specified in paragraph B.3 (a)(ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xi), (xii) and (xiii) above (which information along with the information specified in paragraph C.2(a)(i) to (iv) above shall be deemed to be collectively the "Certificated Settlement Information" for all purposes in regard to the Certificated Notes).

        After receiving the Certificated Settlement Information from the Dealers, the Corporation will complete and deliver to the Dealer a Pricing Supplement relating to the Certificated Notes to be sold in accordance with such Certificated Settlement Information.

        The Pricing Supplement will be faxed to the following contact at each of the Dealers if such a Dealer is a Dealer for the purpose of such issue: RBC Dominion Securities Inc., John Younger, and TD Securities Inc., William D. Perdue. The Dealer will deliver the Prospectus, any Prospectus Amendment and any Pricing Supplement to the Purchaser by the end of the second Business Day following the Trade Day, provided that the Corporation has delivered the applicable Pricing Supplement to the Dealer.

        After receiving all of the Certificated Settlement Information from the relevant Dealer, the Corporation will communicate the Certificated Settlement Information to the Trustee and to the issuing agent if other than the Trustee, by 1:00 p.m. on the second Business Day following the Trade Day.

        The Trustee or issuing agent, as applicable, will complete and distribute a pre-printed 4-ply Certificated Note packet (or a Certificated Note and three photocopies thereof) as follows:

          the original Certificated Note (which in the case of the registered Certificated Notes will be registered in the name of the Registered Owner) to the Dealer;

          copy 1 to the Trustee;

          copy 2 to the Dealer; and

          copy 3 to the Corporation.

        No later than 10:00 a.m. on the Settlement Date or such time on such other date as may be agreed to by the Corporation and the Dealer or Dealers in question to be the Settlement Date for the purpose of a specific issuance of a Certificated Note, the Trustee or issuing agent, as applicable, will make the Certificated Note available at its principal office in Toronto, Ontario or such other place or places (if any) which the Corporation may, with the approval of the Trustee, designate subject to the provisions of the Indenture, against payment by wire transfer, certified cheque or bank draft. The Dealers will arrange to settle the transaction prior to 12:00 p.m. on the Settlement Date. If the Dealer does not settle the transaction prior to 12:00 p.m. on the Settlement Date, the transaction shall not settle until the next Business Day in Toronto, Ontario and the Corporation shall be compensated by the Dealer for its cost of funds incurred as a result of the delay in Settlement based on the interest rate or yield determined and calculated in the manner provided in the Notes, for the period from but not including the Settlement Date to and including the date the transaction settles.

      For each Certificated Note the Dealer will provide the exact address of the Registered Owner and address for payment of interest. Interest payments shall be made by cheque dated the date interest is payable and mailed to the Registered Owner at least five Business Days prior to the applicable interest payment date or, if applicable, wire transfer on the date interest is payable.

      On the day on which the principal amount of a Certificated Note is to be paid, the paying agent in the Note will make payment thereon, at any branch of the paying agent designated in the Note, to the payee named in the Certificated Note or the appropriate holder thereof (in the case of a Certificated Note which is payable to the order of a named payee) against presentation and surrender of the Certificated Note unless otherwise specified in such Certificated Note or otherwise agreed to by the Corporation, the Trustee, the paying agent and the payee.

These operating procedures will be in effect until such time as the Corporation and the Dealers shall agree that revisions to the procedures are desirable.

SCHEDULE C

to a dealer agreement dated September 25, 2001 among

Caterpillar Financial Services Limited, Caterpillar Financial Services Corporation,

RBC Dominion Securities Inc.

and TD Securities Inc.

UNITED STATES OFFERS AND SALES

As used in this Schedule C, the following terms shall have the meanings indicated:

    "Dealers" means RBC Dominion Securities Inc. and TD Securities Inc.;

    "Directed Selling Efforts" means directed selling efforts as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this Schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Notes, and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Notes;

    "Foreign Issuer" means a foreign issuer as that term is defined in Regulation S;

    "QIB" means a qualified institutional buyer as that term is defined in Rule 144A;

    "Regulation D" means Regulation D under the U.S. Securities Act;

    "Regulation S" means Regulation S under the U.S. Securities Act;

    "Rule 144A" means Rule 144A under the U.S. Securities Act;

    "Substantial U.S. Market Interest" means substantial U.S. market interest as that term is defined in Regulation S;

    "United States" means the United States of America, its territories and possessions, any state of the United States, and District of Columbia;

    "U.S. Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

    "U.S. Person" means a U.S. person as that term is defined in Regulation S; and

    "U.S. Securities Act" means the United States Securities Act of 1933, as amended.

All other capitalized terms used but not otherwise defined in this Schedule C shall have the meanings assigned to them in the Dealer Agreement to which this Schedule C is attached.

Representations, Warranties and Covenants of the Dealers

The Dealers severally but not jointly acknowledge and agree that the Notes have not been and will not be registered under the U.S. Securities Act and may not be offered or sold to any person within the United States except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the U.S. Securities Act. Each of the Dealers severally but not jointly represents, warrants and covenants to the Corporation that:

  The Dealer has offered and sold, and will offer and sell Notes only in accordance with Rule 903 of Regulation S or as provided in paragraph 2 through 8 below. Accordingly, neither the Dealer, its affiliates nor any persons acting on behalf of any of them, had made or will make (except as permitted in paragraph 2 through 8 below) (i) any offer to sell, or any solicitation of an offer to buy, any Notes to any person in the United States, (ii) any sale of Notes to any purchaser unless, at the time the buy order was or will have been originated, the purchaser is outside the United States, or such Dealer, its affiliates and any person acting on behalf of any of them reasonably believe that such purchaser is outside the United States, or (iii) any Directed Selling Efforts in the United States with respect to the Notes.

  The Dealer has not entered and will not enter into any contractual arrangement with respect to the distribution of the Notes, except with its affiliates, any Selling Firm or with the prior written consent of the Corporation. It shall require each Selling Form to agree, for the benefit of the Corporation, to comply with, and shall use its reasonable best efforts to ensure that each Selling Firm complies with the provisions of this Schedule C as if such provisions applied to such Selling Firm.

  All Notes sold in the United States will be issued in fully registered form and purchased first by a Dealer as principal and resold in the United States in accordance with this Agreement.

  All offers and sales of Notes in the United States shall be made through the Dealer's U.S. registered broker-dealer affiliate (the "U.S. Affiliate") in compliance with the applicable U.S. broker-dealer requirements. Such broker-dealer affiliate is a QIB.

  Offers and sale of Notes in the United States shall not be made by any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

  Offers to sell and solicitation of offers to buy the Notes shall be made only to persons that such Dealer, its affiliates and any person acting on behalf of any of them reasonably believe to be QIBs in accordance with Rule 144A and only to persons that in purchasing such Notes will be deemed to have represented and agreed as provided in clauses 8(i) through (v) below.

  All purchasers of the Notes in the United States shall be informed that the Notes have not been and will not be registered under the U.S. Securities Act and are being sold to such purchasers without registration under the U.S. Securities Act in reliance on Rule 144A.

  Each offeree in the United States shall be provided with a U.S. placement memorandum (the "U.S. Memorandum") including the Preliminary Prospectus and/or the Prospectus, and each purchaser will have received at the time of purchase of any Notes the U.S. Memorandum including the Prospectus. The U.S. Memorandum shall set forth, among other things, the following;

  "The offering of Notes in the United States is being made in accordance with Rule 144A under the U.S. Securities Act. The Notes have not been and will not be registered under the U.S. Securities Act or with any securities regulatory authority of any state or other jurisdiction in the United States and may not be offered or sold in the United States except to qualified institutional buyers ("QIBs") in reliance on the exemption from the registration requirements of the U.S. Securities Act provided by Rule 144A thereunder.

  Each U.S. purchaser will, by its purchase of Notes, be deemed to have represented and agreed for the benefit of the U.S. Affiliate, the Corporation and the Guarantor, as follows:

      it has all necessary authority to purchase the Notes;

      it (A) is a QIB, (B) is aware that the sale of the Notes to it is being made in reliance on Rule 144A and (C) is acquiring such Notes for its own account or for the account of one or more QIBs with respect to which it exercises sole investment discretion, and not with a view to any resale, distribution or other disposition of Notes in violation of United States securities laws;

      it understands and acknowledges that the Notes have not been and will not be registered under the U.S. Securities Act and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, sold, pledged or otherwise transferred only (A) to a person whom the seller (and any person acting on its behalf) reasonably believes is a QIB in a transaction meeting all of the requirements of Rule 144A that is purchasing for its own account or for the account of a QIB to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (B) outside the United States in accordance with Regulation S or (C) in accordance with Rule 144 under the U.S. Securities Act (if available), in each case in accordance with any applicable securities laws of any state of the United States.

      it acknowledges and agrees that, if a certificate representing the Notes is issued to it, upon the original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act, global certificates representing such Notes, and any securities issued in exchange therefor or in substitution thereof, shall bear the following legend:

      "THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH NOTES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHOM THE BENEFICIAL OWNER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING ALL OF THE REQUIREMENTS OF RULE 144A, (2) IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (3) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

      provided that if Notes represented by such certificate are being sold pursuant to Rule 904 of Regulation S the legend may be removed by providing a declaration to The Canada Trust Company as registrar and transfer agent, as set forth in Exhibit A hereto (or as the Corporation may prescribe from time to time); and

      provided further that if Notes are being sold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to The Canada Trust Company as registrar and transfer agent, of an opinion of counsel reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

      it consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Notes in order to implement the restrictions on transfer set forth and described herein; and

      it acknowledges receipt of a copy, for its information only, of a Prospectus dated ● , together with a U.S. covering memorandum dated such date, relating to the offering in the United States of the Notes, and has had access to such additional information, if any, concerning the Corporation as it has considered necessary in connection with its investment decision to invest in Notes.

  Any offer, sale or solicitation of an offer to buy Notes that has been made or will be made in the United States was or will be made only to QIBs that are exempt or in transactions that are exempt from the registration or qualification requirements under applicable state securities laws.

  Representations, Warranties and Covenants of the Corporation

  The Corporation represents, warrants, covenants and agrees that:

  The Corporation is a Foreign Issuer and there is no Substantial U.S. Market Interest in its debt securities.

  The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the U.S. Securities Act.

  The Corporation is not now and, as a result of the sale of the Notes contemplated hereby, will not be an "investment company" as defined in the United States Investment Company Act of 1940, as amended.

  For so long as the Notes offered hereby are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the U.S. Securities Act and if the Corporation is neither subject to and in compliance with the reporting requirements of Section 13 of 15(d) of the U.S. Exchange Act nor exempt from the reporting requirements thereof pursuant to Rule 12g3-2(b) thereunder, the Corporation shall furnish the holders of the Notes and prospective purchasers of the Notes designated by such holders, upon the request of such holders, information required to be provided by Rule 144A(d)(4) under the U.S. Securities Act.

  Except as contemplated by this Schedule C, neither the Corporation, the Guarantor nor any of their respective affiliates, nor any person acting on behalf of any of them, has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Notes to any person in the United States; or (B) any sale of Notes to any purchaser unless, at the time the buy order was or will have been originated, the purchaser is (i) outside the United States or (ii) the Corporation, the Guarantor, their respective affiliates, and any person acting on behalf of any of them reasonable believe that the purchaser is outside the United States.

  Neither the Corporation, the Guarantor nor any of their respective affiliates, nor any person acting on behalf of any of them has engaged in or will engage in any Directed Selling Effort in the United States with respect to the Notes.

  None of the Corporation, the Guarantor, their respective affiliates or any person acting on behalf of any of them have engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D) with respect to offers or sales of the Notes in the United States.

EXHIBIT A

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: The Canada Trust Company

as registrar and transfer agent

for Notes of Caterpillar Financial Services Limited

The undersigned (a) acknowledges that the sale of the securities of Caterpillar Financial Services Limited (the "Corporation") to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (b) certifies that (1) the undersigned is not an "affiliate" of the Corporation as that term is defined in Rule 405 under the U.S. Securities Act, (2) the offer of such securities was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on behalf of any of them has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities and (4) the contemplated sale is not a transaction or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S.

Dated:

By:
Name: